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                                  EXHIBIT 10.2

                          FIRST FINANCIAL CORPORATION

                        1996 DIVIDEND REINVESTMENT PLAN

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                          FIRST FINANCIAL CORPORATION

                        1996 DIVIDEND REINVESTMENT PLAN

                                  JUNE 1, 1996

                               TABLE OF CONTENTS

    1.    Certain Terms and Definitions...............................    4
    2.    Eligibility.................................................    5
    3.    Election to Participate; Account Authorization Form.........    5
    4.    Participant Accounts........................................    6
    5.    Cash Dividends, Purchases, Etc..............................    6
    6.    Timing of Dividends.........................................    6
    7.    Limitations on Purchases, Etc...............................    7
    8.    Joining the Plan; the Account Authorization Form............    7
    9.    Notice of Purchases.........................................    7
   10.    Nominee Name(s), Book Entry, Etc............................    7
   11.    Tax Matters.................................................    8
   12.    Proxy Materials, Votes, Etc.................................    8
   13.    Termination by Participant..................................    8
   14.    Loss of Eligibility.........................................    8
   15.    Notices, Changes of Address, Etc............................    8
   16.    No Pledges, Etc.............................................    9
   17.    Costs of Administration.....................................    9
   18.    Discretion of Plan Administrator, Etc.......................    9
   19.    Hold Harmless, Etc..........................................    9
   20.    Plan Administrator Acting As Agent, Etc.....................    9
   21.    Termination.................................................    9
   22.    Governing Law...............................................   10

                                      (ii)


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                          FIRST FINANCIAL CORPORATION

                        1996 DIVIDEND REINVESTMENT PLAN

                                  JUNE 1, 1996

     This is the First Financial Corporation 1996 Dividend Reinvestment Plan ("Plan"). The purpose of the Plan is to provide the holders of record of at least one whole share of the common voting stock, $2.50 par value (the "Common Stock"), of First Financial Corporation, Mt. Juliet, Tennessee (the "Company") with a simple and convenient method of investing cash dividends in shares of the Common Stock of the Company. The Plan has the following terms and conditions:

     1. Certain Terms and Definitions. The following terms and definitions apply to the Plan:

     a. "Act" means the Securities Exchange Act of 1934, as amended.

     b. "Average Trade Value" means the weighted average of the three most recent transactions in the Common Stock as known to the Company's Chief Executive Officer. However, for a particular transaction to be included in the Average Trade Value in respect of the next payment of cash dividends, the transactions must have occurred and the price per share communicated to the attention of the Plan Administrator at least fifteen (15) days prior to the Dividend Record Date and must not be subject to certain other limitations as set in this Plan and in the Question and Answer Format.

     c. "Book Value" means the book value per share as reasonably determined by the Board of Directors (or by a formula established by the Board). Such Book Value shall be as of the most recent calendar month end next preceding the applicable Dividend Record Date.

     d. "Certificate" means a stock certificate evidencing shares of the Common Stock.

     e. "Commission" means the United States Securities and Exchange Commission.

     f. "Common Stock" means the common voting stock, $2.50 par value, of the Company.

     g. "Company" means First Financial Corporation, a registered bank holding company with offices in Mt. Juliet, Tennessee.

     h. "Dividend Payment Date" means the dates on which cash dividends on the Company's Common Stock are paid to the Plan Administrator.

     i. "Dividend Record Date" means each of the record dates established by the Company's Board of Directors as the record date for the payment of cash dividends on the Company's Common Stock.

     j. "Effective Date" means the date that the Plan is effective, which is June 1, 1996, unless delayed by the Plan Administrator at the Company's request.

     k. "Eligible Holder" or "Eligible Participant" means a holder of at least one whole share of Common Stock.

     l. The "Estimated Market Price" is the price at which shares of the Common Stock will be purchased by the Plan. Because the Common
        Stock is not traded on any recognized or established securities market or exchange, the Plan Administrator must establish a price to be paid for

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        purchases under the Plan. Accordingly, under the Plan, the price to be paid for shares of the Common Stock to be purchased into the Plan will be the greater of the Average Trade Value or the Book Value. Gifts and transfers deemed not to be at arms-length may be, but are not required to be, ignored by the Plan Administrator. Only transactions that the Plan Administrator deems clear and reliable as to actual stock price will be included.

     m. "Investment Date" means the first business day of each month following the payment of a cash dividend, which is the date that any cash dividends on shares of Common Stock will be applied to the purchase of additional shares of Common Stock pursuant to the Plan. Although participants will become owners of the shares purchased for them under the Plan on the Investment Date, for Federal and state income tax purposes, the holding period is expected to commence on the day following the Investment Date.

     n. "Participant" means an Eligible Holder whose Account Authorization Form has been received by the Plan Administrator.

     o. "Person" means any person or entity, including any corporation, partnership, government agency, business trust, or other legal entity of any nature.

     p. "Plan" means the First Financial Corporation 1996 Dividend Reinvestment Plan.

     q. "Plan Administrator" means First Financial Corporation or its designee.

     r. "Plan Shares" mean any shares held in the Plan.

     s. "Securities Act" means the Securities Act of 1933, as amended.

     2. Eligibility. All record holders of a one or more whole shares of the Common Stock of the Company are eligible to participate in the Plan (an "Eligible Participant"). Beneficial owners of Common Stock whose shares are held for them in registered names other than their own, such as in the names of brokers, bank nominees or trustees, can participate in the Plan if they either arrange for the holder of record to join the Plan or have the shares they wish to enroll for participation in the Plan transferred to their own names.

     3. Election to Participate; Account Authorization Form. Any Eligible Participant may elect to become a participant in the Plan ("Participant") by returning to First Financial Corporation as Plan Administrator ("Plan Administrator") a properly completed Account Authorization Form as attached hereto. The completed Account Authorization Form appoints First Financial Corporation as agent in the capacity of Plan Administrator for the Participant and:

          (a) authorizes the Company to pay to the Plan Administrator for the Participant's account all cash dividends payable on the Common Stock registered in the Participant's name;

          (b) authorizes the Plan Administrator as agent to retain for credit to the Participant's account any cash dividends and any shares of Common Stock distributed as a non-cash dividend or otherwise on the shares of Common Stock purchased pursuant to the Plan ("Plan Shares") and credited to the Participant's account and to distribute to the Participant any other non-cash dividend paid on such Plan Shares; and

          (c) authorizes the Plan Administrator as agent to apply cash dividends to the purchase of shares of Common Stock in accordance with the terms and conditions of the Plan.

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     4. Participant Accounts. After receipt of a properly completed Account
Authorization Form, the Plan Administrator will open an account under the Plan as Plan Administrator and agent for the Participant or in the Participant's name on the stock records of the Company and will credit to such account:

          (a) all cash dividends received by the Plan Administrator from the Company on shares of Common Stock registered in the Participant's name, commencing with the first such dividends paid after receipt of the Account Authorization Form by the Plan Administrator, provided that the Account Authorization Form is received at least fifteen (15) days prior to the Dividend Record Date:

          (b) all full Plan Shares purchased for the Participant's account after making appropriate deduction for the purchase price of such shares;

          (c) all cash dividends received by the Plan Administrator on any full Plan Shares credited to Participant's account; and

          (d) any shares of Common Stock distributed by the Company as a dividend or otherwise on Plan Shares credited to the Participant's account.

     5. Cash Dividends, Purchases, Etc. Cash dividends credited to a Participant's account will be applied to the purchase of whole shares of Common Stock of the Company. The price at which the Plan Administrator shall be deemed to have acquired shares for the Participant's account shall be Estimated Purchase Price paid in connection with each cash dividend. A Participant's account will NOT be credited with fractional shares under any circumstances. The Plan Administrator will make every reasonable effort to reinvest all dividends, and to pay to the Participant any unused cash, promptly after receipt. All dividends will be held pending investment in a non-interest bearing account maintained by the Plan Administrator. If whole shares are not available for purchase under the terms of this Plan, the uninvested cash dividends will be distributed to Plan participants forty-five (45) days after the Dividend Payment Date.

     All holders of the Company's Common Stock who own at least one whole share of the Common Stock are eligible to participate in the Plan (an "Eligible Shareholder"). Shareholders may participate with respect to less than all of their shares, in which case they should enter the percentage of their shares as to which they wish to participate on the Account Authorization Form. If no designation is made as to the percentage of shares, all shares (100%) will be deemed included. However, a Participant may change the percentage of shares designated, or withdraw from the Plan at any time prior to fifteen (15) days before the next succeeding Dividend Record Date.

     Shareholders not wishing to participate in the Plan need take no action to elect not to participate. Unless an Account Authorization Form is actually received by the Plan Administrator, the Shareholder will not be deemed to be a Participant until after such time as an Account Authorization Form is actually received by the Plan Administrator.

     6. Timing of Dividends. Of course, the frequency and timing of dividends, and the dates on which any dividends may actually be declared and/or paid, may vary from time to time. There is no assurance that cash (or any other) dividends will be declared in the future.

     7. Limitations on Purchases, Etc. Although an Eligible Shareholder may join the Plan at any time, there are limitations as to participation in particular cash dividends. Thus if an Account Authorization Form specifying reinvestment of dividends is received by the Plan Administrator at least fifteen (15) days before the record date established for payment of a particular dividend (the "Dividend Record Date"), reinvestment will commence with the next cash dividend payment. If, instead, the Account Authorization Form is received after less than fifteen (15) days prior to the Dividend Record Date, the reinvestment of cash dividends through the Plan will begin with the next succeeding dividend if and when declared and paid.

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     Further, although a Shareholder may join in the Plan at any time, the Plan
Administrator will not purchase shares for such Participant's account if the cash dividends being paid to the Shareholder in connection with the Shares that the Participant has enrolled in the Plan if such a purchase would result in the purchase of a fractional share. Thus, if the amount of a cash dividend being paid to a Participant is less than the amount required to purchase a single share, the Plan Administrator will not make any purchase with such dividend but will, rather, pay the entire cash dividend amount to the Participant. In that case, the Participant will receive the cash dividend but will not experience any increase in such Participant's share ownership. If the amount of cash dividend being paid to a Participant's account exceeds the exact amount needed to buy one or more shares at the price being paid at the time for shares, then the excess over such exact amount will be paid to the Participant in cash and not used to purchase shares. IN NO EVENT WILL FRACTIONAL SHARES BE PURCHASED BY THE PLAN ADMINISTRATOR OR ISSUED TO ANY PARTICIPANT. No interest will be paid for cash held in the Plan pending its return to the Participants as their interests may appear.

     8. Joining the Plan; the Account Authorization Form. An eligible Shareholder may join in the Plan by signing the Account Authorization Form and returning it to the Plan Administrator. A postage-paid envelope is provided for this purpose. One Account Authorization Form is enclosed with this Prospectus and additional forms may be obtained at any time by written request to the FFC Plan Administrator, at the Company's address and telephone number: Attention:
FFC Plan Administrator, P.O. Box 355, Mt. Juliet, Tennessee 37122-0355;
Telephone: (615) 754-2265.

     Dividends paid other than in the form of cash (such as dividends of shares of the Common Stock) are made outside the Plan.

     9. Notice of Purchases. The Plan Administrator will mail to each Participant as soon as practicable a statement confirming each purchase of Common Stock made for his account.

     10. Nominee Name(s), Book Entry, Etc. The Plan Administrator may hold the Plan Shares of all Participants together in its name, in the name of its nominee or may register them as uncertificated shares on the stock records of the Company. No certificates will be delivered to a Participant for Plan Shares except upon written request or upon termination of the account. No purchases will be made of, and no certificates will be delivered for, fractional shares. Accounts under the Plan will be maintained in the name in which the Participant's certificates are registered when the Participant enrolls in the Plan, and certificates for full shares will be similarly registered when issued to the Participants. Certificates will be issued and registered in names other than the account name, subject to compliance with applicable laws and payment by the Participant of any applicable fees and taxes, provided that the Participant makes a written request therefor in accordance with the usual requirements of the Company for the registration of a transfer of the Common Stock of the Company.

     11. Tax Matters. It is understood that the automatic reinvestment of dividends does not relieve the Participant of any income tax which may be payable on such dividends. The Plan Administrator will comply with all applicable Internal Revenue Service requirements concerning the filing of information returns for dividends credited to each account under the Plan and such information will be provided to the Participants by a duplicate of that form or in a final statement of account for each calendar year. The Plan Administrator is deemed to be authorized to comply with all applicable Internal Revenue Service requirements. ALL PARTICIPANTS ARE REFERRED TO THEIR OWN TAX, ACCOUNTING, LEGAL AND OTHER ADVISORS FOR TAX, LEGAL, INVESTMENT, ACCOUNTING OR OTHER ADVICE. NONE OF THE COMPANY, THE PLAN, OR THE PLAN ADMINISTRATOR IS AUTHORIZED TO OFFER ANY SUCH ADVICE TO ANY PERSON OR ENTITY AT ANY TIME AND ANY ADVICE BY ANY PERSON OR ENTITY IS HEREBY EXPRESSLY DISCLAIMED BY THE PLAN, THE PLAN ADMINISTRATOR, AND THE COMPANY.

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     12. Proxy Materials, Votes, Etc. The Plan Administrator will forward, as soon as practicable, any proxy solicitation materials to the Participants. If the shares purchased through the Plan are not voted directly by the Participant, the Plan Administrator will vote any Plan Shares that it holds for the Participant's account in accordance with the Participant's directions. If a Participant does not return a signed proxy, the Plan Administrator will not vote such shares.

     13. Termination by Participant. A Participant may terminate the Participant's account at any time by giving a written notice of termination to the Plan Administrator. Any such notice of withdrawal received by the Plan Administrator less than fifteen (15) days prior to a dividend record date will not become effective until dividends paid on the dividend payment date have been invested. The Company may terminate the Plan at any time. Participants will be notified of any suspension, termination or any modification which materially affects their rights under the Plan.

     In all terminations or withdrawals, interests held in the Participant's account and not otherwise aggregated and sold will be paid for in cash to the Participant in an amount equal to the Estimated Market Price as of the most recent calendar month end.

     14. Loss of Eligibility. If at any time a Participant ceases to be a record holder of a minimum of at least one whole share of Common Stock of record, the Plan Administrator will notify the Participant of that fact and permit the Participant thirty (30) calendar days to notify the Plan Administrator that the Participant has obtained such whole share in the Participant's name of record. Unless this time frame is met, the Plan Administrator will terminate the Participant's account and distribute any full shares held in his account in the Plan plus any cash (such as from a recent sale or from a recent cash dividend).

     15. Notices, Changes of Address, Etc. The Participant shall notify the Plan Administrator promptly in writing of any change in address. Notices or statements from the Plan Administrator to the Participant may be given or made by letter addressed to the Participant at his last address of record with the Plan Administrator, and any such notice or statement shall be deemed given or made when received by the Participant or five days after mailing whichever occurs first.

     16. No Pledges, Etc. The Participant shall not sell, pledge, hypothecate, assign or transfer any Plan Shares held for his account by the Plan Administrator, nor shall the Participant have any right to draw checks or drafts against his account. The Plan Administrator has no obligation to follow any instructions of the Participant with respect to the Plan Shares or any cash held in his account except as expressly provided under the terms and provisions of this Plan.

     17. Costs of Administration. The Company will pay the cost of administering the Plan, including but not limited to the cost of printing and distributing Plan literature to record holders of at least one whole share of the Company's Common Stock, forwarding proxy solicitation materials to Participants, and mailing confirmations of account transactions, account statements and other notices to Participants and reasonable clerical expenses associated therewith. Expenses not related to the Plan, such as an individual Participant's costs of enrolling her or his own Individual Retirement Account in the Plan, will NOT be paid by the Plan.

     18. Discretion of Plan Administrator, Etc. A determination made by the Plan Administrator shall be final and binding on the Plan and the Plan Participants unless determined by a court of competent jurisdiction to have been made maliciously and in violation of either applicable law and/or the Plan itself.

     19. Hold Harmless, Etc. Neither the Plan Administrator, nor the Company's Chairman, nor its nominee(s) shall be liable hereunder for any act or omission to act by the Company or for any action taken in good faith or for any good faith omission to act, including, without limitation, a,ny claims of liability
(a) arising out of failure to terminate the Participant's account upon the Participant's death prior to receipt of written notice of such death accompanied by documentation satisfactory to the Plan Administrator; or (b) with respect to the prices at

                                                                             5

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which Plan Shares are either purchased or sold for the Participant's account or the timing of, or terms on which, such purchases or sales are made; or (c) for the market value or fluctuations in market value after purchase of Plan Shares credited to the Participant's account. The Company further agrees to indemnify and hold harmless the Plan Administrator and its nominee(s) from all taxes, charges, expenses, assessments, claims and liabilities, and any cost incident thereto, arising under federal or state law from the Plan Administrator's or the Company's acts or omissions to act in connection with this Plan; provided that neither the Plan Administrator nor its nominee(s) shall be indemnified against any liabilities or costs incident thereto arising out of the Plan Administrator's or its nominee's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duty under this Plan.

     20. Plan Administrator Acting As Agent, Etc. It is understood that all purchases of Common Stock pursuant to the Plan will be made by the Plan Administrator as the agent of the Participant and that neither the Company nor any of its affiliates shall have any authority or power to direct the time and price at which securities may be purchased pursuant to the Plan, the amount of securities to be purchased, or to direct the selection of any broker or dealer through whom purchases are to be made.

     21. Termination of the Plan, Etc. The Plan Administrator or the Company may terminate, modify, suspend, or otherwise change or discontinue the Plan at any time by written notice to the Participant. The Company, in its discretion, may at any time appoint another entity to serve as Plan Administrator. The terms and conditions of this Plan may be amended by the Company at any time by mailing of an appropriate notice at least thirty days prior to the effective date thereof to the Participant at his last address of record with the Plan Administrator.- No waiver or modification of the terms or conditions of the Plan shall be deemed to be made by the Company unless in writing signed by an authorized representative of the Company, and any waiver or modification shall apply only to the specific instance involved.

     22. Governing Law. This Plan, the Account Authorization Form incorporated herein and made a part hereof, and the accounts of Participants maintained by the Plan Administrator under this Plan shall be governed by and construed in accordance with the laws of the State of Tennessee. In addition, the Plan is hereby amended to conform to the requirements of the Exchange Act and the Securities Act.

     23. Absence of Insurance Coverage. Securities held pursuant to the Plan are not insured pursuant to the Federal Deposit Insurance Act, the Securities Investor Protection Act, or by any other Person or act.

     24. Questions and Answer Format. The Question and Answer format attached hereto as Exhibit A is incorporated herein by reference and, where different from this Plan, the terms stated in the Question and Answer format shall govern.

                              DATED: JUNE 1, 1996

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